Press Release #201404	FOR IMMEDIATE RELEASE	January 16, 2014

Enertopia Signs Joint Venture Agreement for Marihuana

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is very pleased to announce that it has signed the Joint Venture Agreement with the World of Marihuana Productions Ltd. formally known as 0984321 B.C. Ltd under the LOI dated November 4th 2013.

The Company paid $100,000 USD and issued 5,000,000 shares of common stock on signing the Joint Venture Agreement. The Company can earn up to a 51% net revenue interest in the joint venture. The full details of the joint venture agreement can be found on our website at www.enertopia.com/s/marijuana.asp or ww.sec.gov and www.sedar.com

Enertopia looks forward to the Health Canada site visit and the new opportunities that are rapidly evolving in this growing and profitable business sector today.

Enertopia has come a long way in less than 10 weeks in what is rapidly becoming one of the leading sectors for growth in the economy today. Looking forward, it is estimated that the legal Marijuana market in North America which is estimated at $1.5 billion dollars today, could surpass $10 billion dollars before this decade is out and eventually become larger than the wine industry which had retail sales of over $34 billion dollars in 2012 according to third party reports.

Robert McAllister, Enertopia Corporation., President & CEO said, “As I have announced before it is our intention to move Enertopia rapidly forward into what we are all witnessing today as the emergence of the next major growth industry of our times.”

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company will be successful in completing the Joint Venture Agreement and future financings. Or that the Company will be successful attracting key people.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release